Exhibit 99.1

May 10, 2019

Drive Shack Announces First Quarter 2019 Results and Declares Second Quarter 2019 Preferred Stock Dividends

Company announces 1 new Drive Shack location and confirms three new venue openings in 2019
Has closed sales of 18 golf courses for $132 million to date

NEW YORK, May 10, 2019 (BUSINESS WIRE) -- Drive Shack Inc. (NYSE: DS), an owner and operator of golf entertainment and dining venues and traditional golf courses, today announced financial results for its first quarter ended March 31, 2019.

Business Highlights

◾	Drive Shack
-	Entered into new partnership with Trackman, the leading provider of radar-based ball tracking
-	Announced Drive Shack location in Minneapolis, MN
-	Hired Head of Architecture to lead design of future Drive Shack venues
-	Drive Shack Orlando, which opened in April 2018, generated $1.7 million of revenue in Q1 2019, up 11% compared to Q4
-	Raleigh, Richmond and West Palm Beach locations on track to open in the second half of 2019
◾	American Golf Corporation
-	Total golf proceeds of $132 million from the sale of 18 courses
-	American Golf Corporation Q1 2019 revenue generation of $52 million
-	Grew public course The Players Club Members by 14% and private course average membership Dues by 2%, on a same-store basis over prior year
◾	Company adds 2 new members, Virgis Colbert and Ben Crane, to the Board of Directors

“We are pleased to see Drive Shack Orlando’s improved performance compared to the prior quarter. We are on track to open Raleigh, Richmond and West Palm Beach in second half of this year, and we are thrilled to announce a new Drive Shack location in Minneapolis, MN,” said Ken May, Chief Executive Officer. “We continue to refine our blueprint for site-level operations, using Orlando as the test kitchen for new ideas, ahead of the next three site openings. Guest experience is the priority. The implementation of Trackman ball tracking technology at all of our sites and the menu redesign rollout are just a couple ways we are enhancing the experience.”

“We continue to make strides optimizing our American Golf portfolio and expect the stabilized business to generate $175M in total revenue by 2020. In terms of course sales, we generated $132 million in gross proceeds from the sale of 18 owned golf courses and expect approximately $42 million additional gross proceeds across 5 courses in contract or LOI. We will use these proceeds to fund our entertainment golf business and expect to have 20 sites open by 2022,” said David Hammarley, Chief Financial Officer. “Overall, I’m confident that our world class operating team will execute on our business plan and hit the financial targets we’ve set. With our team and operating costs largely in place, we expect overall company G&A costs to scale down to 5-10% of total revenues over the next few years as the business scales up.”

Development
Since the last earnings release on March 14, 2019, the Company signed a new location in Minneapolis, MN. The Company plans to open 3 new Drive Shack sites in Raleigh, NC, Richmond, VA, and West Palm Beach, FL in the second half of 2019.

Board Members
The management team is excited to announce the addition of Virgis Colbert and Ben Crane to The Board of Directors to further drive the growth of the business.

Virgis Colbert, who will also serve on the Board’s Audit and Compensation Committees, has significant operational experience including Executive Vice President of Worldwide Operations at Miller Brewing Company. Mr. Colbert’s business acumen and proven track record earned him roles as the Director of the NASDAQ exchange and a Board seat on several Fortune 500 companies. He is a lifetime member of the National Association for the Advancement of Colored People and was named a national honorary member of the 100 Black Men of America. As an avid fan of golf, Virgis is a member of two of the most prestigious golf clubs in America.

Ben Crane, who will also serve on the Board’s Compensation Committee, is an American professional golfer, who has been a member of the PGA tour since December 2001 and captured five PGA tour wins. Mr. Crane is actively involved in several charities, which includes founding the Crane Foundation, whose mission is to help others reach new heights and levels of achievement and spirituality in their lives. His charity supports several other nonprofits including the College Golf Fellowship, Forward Edge International, H.O.P.E Farm Inc., Love146 Inc., the St. Bernard Project and Young Life.

Sarah Watterson resigned from the Board on May 7, 2019 to focus on other professional pursuits. “We’re grateful for Sarah’s contributions in creating Drive Shack. I wish her all the best, and I am confident that her leadership will be greatly valued in future endeavors,” said Ken May.

Financial Outlook
Our FY 2019 expectations and stabilized targets are as follows:
◾	Drive Shack Orlando site is targeted to break even from a cash flow perspective in 2019 and continue to ramp up its revenues and cash flow generation in 2020 onwards
◾	Raleigh, Richmond, and West Palm Beach planned to open in the second half of 2019 and expect to generate revenues and EBITDA consistent with target unit economics starting in 2020
◾	Plan to open 3 to 5 new sites in 2020 and 5 to 10 sites in 2021 and 2022
◾	Targeting 20+ open sites in 2022
◾	Stabilized target Drive Shack entertainment unit economics:
o	Cost to build between $20 to $35 million across the varying markets and relevant venue formats
o	Top-line revenues anticipated to be $15 to $25 million with targeted EBITDA margins of approximately 25%-30%
◾	Stabilized traditional golf business to generate revenue of approximately $175 million and target annual course-level EBITDA margins of 15-20% in 2020 and beyond
◾	Complete the remaining short-term course sales by end of 2019 with total gross proceeds of approximately $175 million from 24 of the 26 owned courses
o	Continue to explore the monetization of the remaining 2 owned courses in 2019
◾	Target total Company G&A of 5-10% of total Revenue by 2022

Preferred Stock Dividends
The Company will pay dividends on July 31, 2019 to holders of record of preferred stock on July 1, 2019, for the period beginning May 1, 2019 and ending July 31, 2019, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

Financial Results
First Quarter 2019 compared to the First Quarter 2018 ($ in thousands, except for per share data):

	Three Months Ended March 31,
	2019	2018
Total revenues	$53,952	$66,660
Loss applicable to common stockholders	$(15,995)	$(17,690)

Basic	$(0.24)	$(0.26)
Diluted	$(0.24)	$(0.26)

Conference Call Today
Management will hold a conference call to discuss these results today at 9:00 a.m. Eastern Time.  The conference call can be accessed over the phone by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference conference ID “8038894.”

A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, http://ir.driveshack.com.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://ir.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:30 P.M. Eastern Time on Friday, May 24, 2019 by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference conference ID “8038894.”

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

Forward-Looking Statements: Certain items in this Press Release may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Drive Shack Inc.’s (NYSE: DS; “DS Inc.” or the “Company” and “we,” “us” and “our,” as applicable) (a) statements relating to returns on our investments, (b) anticipated future sales of selected owned golf properties, including without limitation statements relating to the timing and amount of anticipated proceeds, (c) our plans and expectations to optimize the operation of, and grow, our existing leased and managed golf properties, (d) redeployment of cash from our generated liquidity, (e) targeted multiples, yields and returns, (f) our ability to terminate or restructure leases and (g) the Company’s current business plan and expectations relating to our Drive Shack venues, including (i) the number of venues that we may be able to develop, (ii) timing and frequency for opening venues, (iii) financial performance of these venues and capital expenditure costs, (iv) the growth of the golf, golf entertainment, and eatertainment industry and business, and (v) our ability to enhance technology.  These statements are based on management's current expectations and beliefs and are subject to a number of risks, trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We cannot give any assurances that management’s current expectations will be attained. For a discussion of some of the risks and important factors that could cause actual results to differ materially from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), which are available on the Company’s website (www.http://ir.driveshack.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible to predict or assess the impact of every factor that may cause actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Press Release. Forward-looking statements speak only as of the date of this Press Release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Past Performance; No Offer; No Reliance: Past performance is not a reliable indicator of future results and should not be relied upon as the basis for making an investment decision. This Press Release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. Any such offer would only be made by means of formal offering documents, the terms of which would govern in all respects. You should not rely on this Press Release as the basis upon which to make any investment decision.

The Company has not reconciled its EBITDA targets set forth in this press release to net income (loss) or cash from operations, as items that impact such measures are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation is not available without unreasonable effort.

Cautionary Note regarding Estimated / Targeted Returns and Growth:  Targeted returns and growth represent management’s view and are estimated based on current and projected future operating performance of our location in Orlando and other targeted locations, comparable companies in our industry and a variety of other assumptions, many of which are beyond our control, that could prove incorrect. As a result, actual results may vary materially with changes in our liquidity or ability to obtain financing, changes in market conditions and additional factors described in our reports filed with the SEC, which we encourage you to review. We undertake no obligation to update these estimates. See above for more information on forward-looking statements.

Consolidated Balance Sheets
	(Unaudited) March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$49,599	$79,235
Restricted cash	3,365	3,326
Accounts receivable, net	5,635	7,518
Real estate assets, held-for-sale, net	51,931	75,862
Real estate securities, available-for-sale	3,007	2,953
Other current assets	20,331	20,505
Total current assets	133,868	189,399
Restricted cash, noncurrent	258	258
Property and equipment, net of accumulated depreciation	157,636	132,605
Operating lease right-of-use assets	223,278	—
Intangibles, net of accumulated amortization	20,952	48,388
Other investments	22,956	22,613
Other assets	5,043	8,684
Total assets	$563,991	$401,947

Liabilities and Equity
Current liabilities
Obligations under finance leases	$6,790	$5,489
Membership deposit liabilities	8,834	8,861
Accounts payable and accrued expenses	37,740	45,284
Deferred revenue	14,738	18,793
Real estate liabilities, held-for-sale	813	2,947
Other current liabilities	29,277	22,285
Total current liabilities	98,192	103,659
Credit facilities and obligations under finance leases - noncurrent	13,185	10,489
Operating lease liabilities - noncurrent	190,229	—
Junior subordinated notes payable	51,198	51,200
Membership deposit liabilities, noncurrent	92,603	90,684
Deferred revenue, noncurrent	5,445	6,016
Other liabilities	3,076	5,232
Total liabilities	$453,928	$267,280

Commitments and contingencies

Equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of March 31, 2019 and December 31, 2018	61,583	61,583

Common stock, $0.01 par value, 1,000,000,000 shares authorized, 67,027,104 and 67,027,104 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	670	670
Additional paid-in capital	3,177,065	3,175,843
Accumulated deficit	(3,131,133)	(3,105,307)
Accumulated other comprehensive income	1,878	1,878
Total equity	$110,063	$134,667

Total liabilities and equity	$563,991	$401,947

Consolidated Statements of Operations

	Three Months Ended March 31,
	2019	2018
Revenues
Golf operations	$44,706	$53,554
Sales of food and beverages	9,246	13,106
Total revenues	53,952	66,660
Operating costs
Operating expenses	47,723	57,379
Cost of sales - food and beverages	2,698	4,040
General and administrative expense	11,619	9,192
Depreciation and amortization	4,924	5,548
Pre-opening costs	1,179	1,556
Impairment	4,088	1,473
Realized and unrealized (gain) on investments	—	(242)
Total operating costs	72,231	78,946
Operating loss	(18,279)	(12,286)

Other income (expenses)
Interest and investment income	344	446
Interest expense, net	(2,153)	(4,049)
Other income (loss), net	5,488	(406)
Total other income (expenses)	3,679	(4,009)
Loss before income tax	(14,600)	(16,295)
Income tax expense	—	—
Net Loss	(14,600)	(16,295)
Preferred dividends	(1,395)	(1,395)
Loss Applicable to Common Stockholders	$(15,995)	$(17,690)

Loss Applicable to Common Stock, per share
Basic	$(0.24)	$(0.26)
Diluted	$(0.24)	$(0.26)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	67,027,104	66,977,104
Diluted	67,027,104	66,977,104

For Investor Relations Inquiries:
Austin Pruitt
Drive Shack Inc.
646-585-5591
IR@driveshack.com